EXHIBIT 10.9
STAT #: 19-17-9121
SSN/TAX ID #: 33-0339296
DOC CODE: AAG
NAME: Agency Agreement
# OF PGS: 14 pgs total
Agency Agreement
Symetra Life Insurance Company
This agency agreement (“Agreement”) is executed by the undersigned party(ies) (hereinafter collectively called “Agency”) and Symetra Life Insurance Company (hereinafter called “Company”). If more than one agency is listed below, any reference in this Agreement to “Agency” shall be deemed to refer to the appropriate Agency as the context requires. It shall consist of this page and the pages identified by the following form numbers:
LSA-900
This Agreement applies to life and health insurance products issued by the Company (collectively “contracts”) written by Agency on or after the effective date of this Agreement.
Agency is responsible for ensuring that no business is solicited until the effective date of this Agreement.

Signature

(Agency Principal or Authorised Officer)	Pat McCormick
Doug Jackson	Senior Vice President
Senior Vice President	Symetra Life Insurance Company

Date Signed: March 10, 2006	For Symetra Life Insurance Company

Contracted Servicing Agency or Agent Name:	Effective Date: March 10, 2006

(To be filled in by Symetra Personnel)
WM Financial Services, Inc.
WMFS Insurance Services, Inc.
19-17-9121
Symetra Stat Number
P.O. Box 34920
Seattle, WA 98124-1920
LSA-399 03/2006 WAMU

Symetra Life Insurance Company
Terms and Conditions

General
1.	Values Statement

The Company has a history, tradition and reputation for high ethical standards. Company and Agency agree to adhere to the Values Statement, avoid conflicts of interest, and comply with all applicable laws. The Company represents that the contracts and any material, supplies, advertising, sales proposals or other printed matter mentioning the Company by name or intending to generate an interest in the Company or its products provided or approved by the Company shall comply, and shall be in continuing compliance with, all applicable federal and state laws and regulations, and shall be filed with and approved by all governmental agencies if and as required by law.

Both parties shall:
a.	Act with integrity, which includes being honest with customers and with each other.

b.	Take appropriate actions, including having adequate supervision, to comply with applicable laws.
2.	Confidentiality

“Confidential Information” of any party shall mean ideas, expressions, trade secrets, customer lists, products, policies, forms, business methods, business plans, software and information from third parties (such as software and its related documentation) for which such party has a duty of confidentiality, as well as information which from all relevant circumstances should reasonably be assumed by a party to be confidential information, whether any of which is marked “Confidential Information” or not. Each party will make reasonable effort to advise the other party when information disclosed to the other party is Confidential Information. Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own Confidential Information, but in no case to a lesser extent or manner than a reasonable degree of care under the circumstances. Confidential Information shall not be disclosed to third parties without specific written permission of the protected party. Each party shall, however, be permitted to disclose relevant aspects of the other party’s Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures (including in the case of any disclosure to third parties receipt of a valid, executed non-disclosure agreement with such third party consistent with this Agreement) to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of the Agreement by such officers, agents, sub contractors, and employees.

The obligations in this Section 2 shall not restrict any disclosure by either party pursuant to any applicable state or federal laws, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is independently developed by the other party without violating the disclosing party’s proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or of any confidentiality agreements entered into before the effective date of this Agreement as evidenced by the written records of such party, or (5) is rightfully received by a party free of any obligation of confidentiality.

The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act (“GLB”) and other applicable privacy laws and shall each establish commercially reasonable controls to ensure the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Agreement, GLB or any other applicable privacy laws and regulations. Without limiting the foregoing, each party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of the Confidential Information (ii) protect against any threats or hazards to the security and integrity of the Confidential Information and (iii) protect against any unauthorized access to or use of the Confidential Information. Each party shall have the right, during regular office hours and upon reasonable notice, to audit the other party to ensure compliance with the terms of this Agreement, GLB and other privacy laws and regulations.

3.	Company agrees that during the term of this Agreement and following its termination, Company shall not solicit any customer of Agency who purchases any product from the Company under this Agreement or under any previous agreement between Company and Agency or affiliates of Agency for any additional product or service without

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Agency’s prior written consent; provided, however, that Company may offer additional products or services to any such customers who become a customer of the Company through another agency relationship.

4.	Status and Authority of Agency
a.	Agency is an independent contractor, not an employee of Company, and has retained its right to exercise exclusive and independent control of its time, energy and skill in the conduct of its business.

b.	Agency is authorized to solicit applications for those life and health insurance products issued by the Company that are listed on the attached Schedule pages; and to collect initial policy premiums and account deposits, and such other premiums as may be specifically authorized by the Company.
5.	Agency has no authority to:
a.	Make, alter or discharge any policy;

b.	Extend the time for payment of premiums;

c.	Waive or extend any policy provision;

d.	Incur any liability or expense on behalf of Company;

e.	Receive any money due or to become due to Company except initial policy premiums and account deposits and other such premiums as may be specifically authorized by the Company.
6.	Agency shall promptly submit applications and remit premiums and deposits to Company at its Home Office.

Agency shall be responsible to Company for the fidelity and acts of Agency representatives. Agency is responsible for ensuring that no business is solicited by any representative until that representative is authorized to represent the Company according to the applicable state regulations and after the Agreement effective date. Compensation is earned on premiums received after the Agency is appointed with the Company.

7.	Agency shall not pay or allow, or offer to allow, as an inducement to any person to insure or enroll, any illegal rebate of premium or other consideration due, or any other inducement not specified in the policy; nor make any misrepresentations or incomplete comparison for the purpose of inducing a policyholder in any other company to lapse, forfeit or surrender insurance.

8.	Agency shall not use any sales material, illustrations or advertisement in which Company or its products is identified, unless it is provided to Agency by Company or the written consent of Company is obtained. Neither party shall use the other party’s name or mark in any advertising, written sales promotion, press releases or other publicity matters relating to this Agreement without the other party’s written consent.

9.	The parties shall cooperate with each other to resolve customers’ complaints and disputes fairly and promptly. Each party shall promptly notify the other party, in writing, if it receives notice of any written customer complaint or any threatened or pending regulatory investigation or any judicial or administrative proceeding, civil action or arbitration (each a “Proceeding”) involving any policy marketed under this Agreement or any activity in connection with any such policy. Each party shall furnish such other information relating to the Proceeding as the other party reasonably requests.

10.	Without liability to the Agency, the Company may withdraw from doing business in any jurisdiction, and may at its discretion withdraw, substitute, add or change rates on any plan or plans.

11.	Except as expressly provided herein, this Agreement may only be amended by a writing signed by all parties.

12.	Each party shall indemnify, defend and hold harmless the other party, its affiliates and their respective directors, officers, employees and agents (collectively “Indemnified Parties”) against any and all claims, suits hearings, actions, damages of any kind, liability, fines, penalties, costs, losses or expenses, including reasonable attorney’s fees, caused by or resulting from: (i) any negligence, error, omission, misconduct or other unauthorized act by the indemnifying party or its employees or representatives, including but not limited to independent contractors engaged by the indemnifying party to perform any of its duties under this Agreement, and (ii) any breach by the indemnifying party of any of its representations, or obligations under this Agreement.

After receipt by an indemnified party of notice of the commencement of any action with respect to which a claim will be made against an indemnifying party, such indemnified party shall notify the indemnifying party promptly in writing of the commencement of the action. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party except, and to the extent the indemnifying party is prejudiced thereby. In any such action where the indemnified party has given the notice described in this Section 12, the indemnifying party shall be entitled to participate in and, at its option, to assume defense of the action. After notice to such indemnified party that the indemnifying party has elected to assume defense of the action, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation.

13.	This Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

LSA-900 03/2006	Page 2 of 13

Compensation/Assignment
1.	The Company may establish a reasonable minimum amount for compensation payments. If the amount due is less than such sum, the balance will be carried forward to the next payment date until the minimum amount is reached.

2.	Undistributed compensation in the hands of Company and its affiliates may be applied at any time to and as an offset on any due and unpaid obligations of Agency to Company and its affiliates. If compensation owed by Agency to company exceeds compensation payable to Agency, then Agency will immediately repay Company compensation owed to Company upon notice to Agency by Company.

3.	Neither this Agreement, nor any of the benefits to accrue hereunder, shall be assigned or transferred, either in whole or in part by Agency, without prior written consent of the Company, except in the case of an assignment or transfer to a property licensed affiliate Agency. To the extent that any duties and responsibilities under this Agreement are delegated to an agent or other subcontractor of either party, the delegating party shall remain responsible for all acts or omissions of any delegate and shall take reasonable steps to ensure that such agents and subcontractors adhere to the provisions of this Agreement.

4.	Company at any time, by written notice to Agency may change the compensation allowed under this Agreement as to new business effective on or after the date of such notice.

5.	If Company returns any portion of the premiums on a policy previously issued, Agency will pay to Company the compensation previously received with respect to the returned premiums, not to exceed the amount paid to Agency. In addition, Agency will refund to Company compensation on canceled insurance, and on reductions in premiums, at the same rate as those on which compensation was originally received.

6.	Company will pay Agency both Base Commissions and Special Marketing Allowance (SMA) in accordance with the usual payment cycle for compensation payments.

Termination
1.	Commissions, sales fees, service fees, trails and any other compensation shall be payable after this Agreement has been terminated on contracts sold by Agency prior to such termination in accordance with the applicable schedules subject to any offset on any due and unpaid obligation to the Company and affiliates. Payment of any compensation will be subject to all terms and conditions of the Schedule(s) in effect at the time a contract was issued and provided Agency maintains its continuing status as the servicing Agency..

2.	Except as otherwise provided, this Agreement may be terminated without cause by either of the parties hereto by giving thirty (30) days’ prior written notice to the other party.

2.	This Agreement shall terminate immediately and the Agency shall forfeit any and all compensation accruing hereunder, if any of the following acts are committed by the Agency representatives (but not including acts committed by individual Agency representatives acting without the knowledge and approval of Agency):
a.	Withholding any property belonging to the Company after demand for its relinquishment has been made by the company;

b.	Willfully misappropriating funds belonging to the Company;

c.	Committing any other fraudulent act against the Company or its policyholders;

d.	Doing any act which results in having the required license to act as an insurance agent or broker canceled by any state insurance department;

e.	Encouraging Company customers to replace their Company products through systematic campaigns of replacement evidenced by written memoranda, instructions, sales guides, or incentive compensation designed to encourage such replacement; and

f.	Making any representation or doing any act injuring the business or reputation of the Company.
THE FAILURE OF EITHER PARTY TO ENFORCE ANY PROVISION OF THIS AGREEMENT SHALL NOT CONSTITUTE A WAIVER BY EITHER PARTY OF ANY SUCH PROVISION. THE PAST WAIVER OF A PROVISION BY EITHER PARTY SHALL NOT CONSTITUTE A COURSE OF CONDUCT OR A WAIVER IN THE FUTURE OF THAT SAME PROVISION.

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